ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FOURTH QUARTER 2021 RESULTS,

JANUARY 2022 MONTHLY DIVIDEND AND

DECEMBER 31, 2021 RMBS PORTFOLIO CHARACTERISTICS

•         January 2022 Monthly Dividend of $0.055 Per Share of Common Stock

•         Estimated Book Value Per Share as of December 31, 2021 of $4.34

•         Estimated GAAP net loss of $0.27 per share for the quarter ended December 31, 2021, including an estimated $0.49 per share of net realized and unrealized losses on RMBS and derivative instruments

•         Estimated (4.9)% total return on equity for the quarter

•         Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm

•         RMBS Portfolio Characteristics as of December 31, 2021

•          Next Dividend Announcement Expected February 16, 2022

Vero Beach, Fla., January 13, 2022 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of January 2022. The dividend of $0.055 per share will be paid February 24, 2022 to holders of record of the Company’s common stock on January 31, 2022, with an ex-dividend date of January 28, 2022. The Company plans on announcing its next common stock dividend on February 16, 2022.

The Company has elected to reduce the monthly cash dividend in light of the rapid compression of the Company’s net interest margin that has occurred over the course of the fourth quarter. Additionally, recent comments from members of the Federal Open Market Committee indicate that the Federal Reserve may take actions to remove the substantial monetary policy accommodation that has been in place since the onset of the COVID-19 pandemic over the very near term. The Company’s net interest margin has also been impacted by the persistence of longer-term rates remaining at or below levels observed earlier in 2021. As a result prepayment rates on the Company’s pass-through and interest-only securities remain elevated.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 13, 2022 and December 31, 2021, the Company had 176,993,049 shares of common stock outstanding. As of September 30, 2021, the Company had 153,318,351 shares of common stock outstanding.

Estimated December 31, 2021 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2021 was $4.34.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2021, the Company's preliminary estimated total stockholders' equity was approximately $768.1 million with 176,993,049 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Loss Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.27, which includes $0.49 per share of net realized and unrealized losses on RMBS and derivative instruments for the quarter ended December 31, 2021.  These amounts compare to total dividends declared during the quarter of $0.195 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2021 was (4.9)%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $(0.235) per share, comprised of dividends per share of $0.195 and a decrease in book value per share of $0.43 from September 30, 2021.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2021 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended December 31, 2021, are subject to review by the Company’s independent registered public accounting firm.

•         RMBS Valuation Characteristics

•         RMBS Assets by Agency

  Investment Company Act of 1940 Whole Pool Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and the effect of actual or proposed actions of the Federal Reserve and the Federal Open Market Committee with respect to monetary policy or interest rates, timing with respect thereto, and the related impact of those actual or proposed actions on the Company. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Dec 2021	Oct - Dec	Modeled	Modeled
					Net			Weighted	CPR	2021 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jan)	in Jan)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
15yr 2.5	$214,031	$223,724	3.44%	$104.53	2.50%	2.87%	12	163	7.9%	9.9%	$3,536	$(4,053)
15yr 4.0	433	461	0.01%	106.67	4.00%	4.54%	44	136	0.7%	62.7%	6	(7)
15yr Total	214,464	224,185	3.44%	104.53	2.50%	2.88%	13	163	7.8%	10.0%	3,542	(4,060)
30yr 2.5	1,055,207	1,079,884	16.59%	102.34	2.50%	3.30%	6	353	2.8%	5.7%	17,623	(25,647)
30yr 3.0	4,347,161	4,600,632	70.66%	105.83	3.00%	3.48%	9	350	7.8%	8.8%	81,570	(108,919)
30yr 3.5	251,296	274,480	4.22%	109.23	3.50%	4.04%	22	331	20.2%	21.4%	4,704	(5,769)
30yr 4.0	110,070	119,006	1.83%	108.12	4.00%	4.75%	27	331	19.1%	17.6%	1,162	(1,474)
30yr Total	5,763,734	6,074,002	93.29%	105.38	2.95%	3.50%	9	349	7.7%	8.9%	105,059	(141,809)
Total Pass Through RMBS	5,978,198	6,298,187	96.73%	105.35	2.93%	3.47%	9	342	7.7%	9.0%	108,601	(145,869)
Structured RMBS
IO 20yr 3.0	377,211	39,506	0.61%	10.47	3.00%	3.69%	66	168	24.4%	28.0%	(3,555)	2,517
IO 20yr 4.0	13,647	1,663	0.03%	12.18	4.00%	4.57%	120	113	19.1%	18.5%	(29)	18
IO 30yr 3.0	92,301	12,971	0.20%	14.05	3.00%	3.65%	52	299	14.8%	17.5%	(1,241)	915
IO 30yr 3.5	801,314	130,095	2.00%	16.24	3.48%	4.00%	50	301	20.3%	20.2%	(13,333)	10,094
IO 30yr 4.0	175,555	24,971	0.38%	14.22	4.00%	4.56%	69	284	27.9%	29.2%	(2,227)	2,226
IO 30yr 4.5	4,811	768	0.01%	15.97	4.50%	4.99%	138	209	28.7%	24.1%	(68)	58
IO 30yr 5.0	2,643	410	0.01%	15.51	5.00%	5.36%	138	209	22.0%	29.7%	(29)	27
IO Total	1,467,482	210,384	3.23%	14.34	3.40%	3.98%	57	263	21.9%	24.6%	(20,482)	15,855
IIO 30yr 4.0	44,505	2,524	0.04%	5.67	3.75%	4.41%	51	300	32.3%	24.9%	(142)	(97)
Total Structured RMBS	1,511,987	212,908	3.27%	14.08	3.41%	3.99%	57	264	22.3%	24.6%	(20,624)	15,758

Total Mortgage Assets	$7,490,185	$6,511,095	100.00%		3.03%	3.58%	19	326	10.6%	11.4%	$87,977	$(130,111)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
5-Year Treasury Future(2)	$(369,000)	Mar-2022									$(8,602)	$13,379
10-Year Treasury Ultra(3)	(220,000)	Mar-2022									(15,908)	25,428
Swaps	(1,355,000)	Dec-2026									(34,700)	34,700
TBA	(575,000)	Jan-2022									(7,842)	11,454
Swaptions	(327,000)	Oct-2022									(8,686)	14,124
Hedge Total	$(2,846,000)										$(75,738)	$99,085
Rate Shock Grand Total											$12,239	$(31,026)

(1)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)    Five-year Treasury futures contracts were valued at prices of $120.98 at December 31, 2021.  The market value of the short position was $446.4 million.

(3)    Ten-year Treasury Ultra futures contracts were valued at prices of $146.44 at December 31, 2021.  The market value of the short position was $322.2 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of December 31, 2021			As of December 31, 2021
Fannie Mae	$4,719,349	72.5%	Non-Whole Pool Assets	$290,344	4.5%
Freddie Mac	1,791,746	27.5%	Whole Pool Assets	6,220,751	95.5%
Total Mortgage Assets	$6,511,095	100.0%	Total Mortgage Assets	$6,511,095	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of December 31, 2021	Borrowings	Debt	Rate	in Days	Maturity
Wells Fargo Bank, N.A.	$436,954	7.2%	0.13%	29	2/11/2022
Mirae Asset Securities (USA) Inc.	425,890	6.8%	0.13%	62	9/14/2022
J.P. Morgan Securities LLC	424,776	6.8%	0.14%	31	2/8/2022
RBC Capital Markets, LLC	416,185	6.7%	0.14%	15	1/28/2022
ABN AMRO Bank N.V.	407,945	6.5%	0.13%	44	3/14/2022
Merrill Lynch, Pierce, Fenner & Smith	388,303	6.2%	0.16%	15	1/28/2022
Cantor Fitzgerald & Co	348,968	5.6%	0.12%	29	3/21/2022
Mitsubishi UFJ Securities (USA), Inc	345,853	5.5%	0.22%	48	3/31/2022
Goldman, Sachs & Co.	339,026	5.4%	0.18%	21	1/28/2022
Citigroup Global Markets Inc	318,709	5.1%	0.14%	15	1/21/2022
ED&F Man Capital Markets Inc	301,941	4.8%	0.11%	22	2/17/2022
Santander Bank	299,670	4.8%	0.14%	17	1/25/2022
Nomura Securities International, Inc.	284,851	4.6%	0.13%	47	2/22/2022
ASL Capital Markets Inc.	281,879	4.5%	0.14%	17	1/20/2022
ING Financial Markets LLC	274,333	4.4%	0.13%	10	1/10/2022
Bank of Montreal	245,932	3.9%	0.17%	25	2/14/2022
Daiwa Capital Markets America Inc.	207,575	3.3%	0.15%	15	2/8/2022
South Street Securities, LLC	141,548	2.3%	0.15%	17	1/18/2022
Barclays Capital Inc	137,691	2.2%	0.14%	14	1/14/2022
Austin Atlantic Asset Management Co.	95,754	1.5%	0.14%	5	1/5/2022
Lucid Cash Fund USG, LLC	88,865	1.4%	0.18%	13	1/13/2022
StoneX Financial Inc.	27,869	0.4%	0.13%	18	1/18/2022
Mizuho Securities USA, Inc	3,589	0.1%	0.56%	12	1/12/2022
Total Borrowings	$6,244,106	100.0%	0.15%	27	9/14/2022

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400